                                                              EXHIBIT (23)(a)(v)

                                 AMENDMENT NO. 1

                                       TO

                              AMENDED AND RESTATED

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                              WT INVESTMENT TRUST I

                  This Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of WT Investment Trust I (this "Amendment") amends, effective as of November 14, 2002, the Amended and Restated Agreement and Declaration of Trust of WT Mutual Fund dated as of March 15, 2002 (the "Agreement").

                  NOW, THEREFORE, the Agreement is hereby amended as follows:

                  1. Unless defined herein, each capitalized term used in this Amendment shall have the meaning given it in the Agreement.

                  2. Schedule A to the Agreement is hereby deleted and replaced in its entirety with the schedule attached to this Amendment.

                  3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

                  IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of November 14, 2002.


                                                     WT INVESTMENT TRUST I

                                                     By:      /s/ John R. Giles
                                                              __________________
                                                     Name:    John R. Giles
                                                     Title:   Vice President

                                   SCHEDULE A

                               SCHEDULE OF SERIES

Broad Market Bond Series
International Multi-Manger Series
Large Cap Core Series
Large Cap Value Series
Mid Cap Value Series
Mid Cap Series
Municipal Bond Series
Premier Money Market Series
Prime Money Market Series
Real Estate Series
Short/Intermediate Bond Series
Small Cap Core Series
Small Cap Growth Series
Small Cap Value Series
Tax-Exempt Series
U.S. Government Series
WT Balanced Series
WT Large Cap Growth Series

SERIES LIQUIDATED AT OF JUNE 28, 2002:

Balanced Series
Large Cap Growth Series
Science and Technology Series
Socially Responsible Series

Amended as of November 14, 2002